EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SanDisk Announces First Quarter 2015 Results

MILPITAS, Calif., Apr 15, 2015 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the first quarter ended March 29, 2015. First quarter revenue of $1.33 billion declined 12 percent on a year-over-year basis and decreased 23 percent sequentially.

On a GAAP(1) basis, first quarter net income was $39 million, or $0.17 per share, compared to net income of $269 million, or $1.14 per share, in the first quarter of fiscal 2014 and $202 million, or $0.86 per share, in the fourth quarter of fiscal 2014. First quarter GAAP results include a $61 million impairment charge for an in-process R&D project from the Fusion-io acquisition and $41 million of restructuring and other charges.

On a non-GAAP(2)(3) basis, first quarter net income was $134 million, or $0.62 per share, compared to net income of $330 million, or $1.44 per share, in the first quarter of fiscal 2014 and net income of $294 million, or $1.30 per share, in the fourth quarter of fiscal 2014. First quarter non-GAAP results include $41 million of restructuring and other charges. For a reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We are disappointed with our financial and operational performance and are quickly taking aggressive measures to regain the excellence in execution that we have delivered in the past,” said Sanjay Mehrotra, president and chief executive officer, SanDisk. “Our top priorities for 2015 are to strengthen our product roadmap and rebuild our momentum across the business. We are excited about the long-term opportunities available to us and believe we are uniquely positioned in the industry to deliver innovative solutions to our growing customer base.”

KEY FINANCIAL RESULTS

	GAAP (1)			Non-GAAP (2)
(in millions, except percentages and per share amounts)	Q1’15	Q1’14	Q4’14	Q1’15	Q1’14	Q4’14
Revenue	$1,332	$1,512	$1,735	$1,332	$1,512	$1,735
Gross profit	$545	$751	$740	$574	$774	$780
percent of revenue	41%	50%	43%	43%	51%	45%
Operating income	$57	$425	$328	$198	$476	$419
percent of revenue	4%	28%	19%	15%	32%	24%
EPS (3)	$0.17	$1.14	$0.86	$0.62	$1.44	$1.30

OTHER FINANCIAL INFORMATION

(in millions)	Q1’15	Q1’14	Q4’14
Cash, cash equivalents, short and long-term marketable securities	$4,394	$6,318	$5,023
Less: aggregate principal amount of convertible senior notes outstanding	$2,497	$2,500	$2,428
Net cash (4)	$1,897	$3,818	$2,595
Net cash provided by operating activities	$309	$382	$488
Less: acquisition of property and equipment, net	$98	$35	$67
Less: net investment and notes receivable activity with Flash Ventures	$11	$—	$(55)
Free cash flow (5)	$200	$348	$476

NEWS HIGHLIGHTS

•
SanDisk launched a new category of “Big Data Flash” with the launch of the InfiniFlashTM System, a next generation storage platform offering flash at massive scale and at a breakthrough cost metric for the customer.

•	SanDisk announced its 48-layer, second-generation 3D NAND planned for use in a broad range of solutions from removable products to enterprise SSDs.

•
SanDisk introduced iNAND® 7132, a 1Y-nanometer 3-bit-per-cell (X3) embedded storage solution for flagship mobile devices. The iNAND 7132 storage solution uses SmartSLC to drive near single-level-cell performance for high-performance, data-intensive applications.

•	SanDisk introduced the 200GB* SanDisk Ultra® microSDXC™ UHS-I card, the world’s highest capacity microSDTM card for use in mobile devices.

•	SanDisk introduced a suite of robust, automotive grade NAND flash solutions designed for next-generation ‘connected cars’ and automotive infotainment systems.

•	SanDisk announced today a second quarter 2015 dividend of $0.30 per share of common stock, payable on May 26, 2015 to stockholders of record as of the close of business on May 4, 2015.

CONFERENCE CALL
SanDisk’s first quarter of fiscal 2015 conference call is scheduled today at 2:00 P.M., Pacific Time, Wednesday, April 15, 2015. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 719-325-4858 and the password is 3263627. Participants are encouraged to dial in at least 10 minutes before the call commences. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to SanDisk’s website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2015 SanDisk Corporation. All rights reserved. SanDisk, the SanDisk logo, iNAND and SanDisk Ultra are trademarks of SanDisk Corporation, registered in the United States and other countries. InfiniFlash is a trademark of SanDisk Corporation. microSDXC and microSD are trademarks of SD-3C, LLC.

This news release contains certain forward-looking statements, including those regarding our business prospects, our intended financial, operational and strategic plans and priorities, our future performance, our customer base and new products and technologies, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•
failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences;

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•
excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•	failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors;

•
our 15-nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect or perform as expected;

•	failure to manage the risks associated with our ventures and strategic partnerships with Toshiba;

•	inability to achieve the expected benefits from acquisitions in a timely manner, or at all; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

All statements made in this news release are made only as of the date of this release. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization and impairment of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments.

(3)	Non-GAAP shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

(4)	Net cash is defined as cash, cash equivalents, short and long-term marketable securities, minus the aggregate principal amount of the convertible senior notes outstanding.

(5)	Free cash flow is defined as net cash provided by operating activities less (a) acquisition of property and equipment, net, and (b) net investment and notes receivables activity with Flash Ventures.

*	1GB=1,000,000,000 bytes. Actual user storage may be less.

Investor Contacts:
Jay Iyer
408-801-2067, jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732, brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108, michael.diamond@sandisk.com

# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	March 29, 2015	March 30, 2014
Revenue	$1,332,241	$1,511,945

Cost of revenue	762,483	741,039
Amortization of acquisition-related intangible assets	24,756	19,616
Total cost of revenue	787,239	760,655
Gross profit	545,002	751,290
Operating expenses:
Research and development	222,726	198,829
Sales and marketing	101,820	76,972
General and administrative	48,047	48,669
Amortization of acquisition-related intangible assets	13,681	1,646
Impairment of acquisition-related intangible assets	61,000	—
Restructuring and other	40,541	—
Total operating expenses	487,815	326,116
Operating income	57,187	425,174
Other income (expense), net	(23,570)	(15,635)
Income before income taxes	33,617	409,539
Provision for (benefit from) income taxes	(5,408)	140,591
Net income	$39,025	$268,948
Net income per share:
Basic	$0.18	$1.19
Diluted	$0.17	$1.14
Shares used in computing net income per share:
Basic	211,428	225,845
Diluted	224,049	234,914

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended
	March 29, 2015	March 30, 2014
SUMMARY RECONCILIATION OF NET INCOME:

GAAP NET INCOME	$39,025	$268,948
Share-based compensation (a)	41,410	30,030
Amortization of acquisition-related intangible assets (b)	38,437	21,262
Impairment of acquisition-related intangible assets (c)	61,000	—
Convertible debt interest (d)	22,134	20,964
Income tax adjustments (e)	(68,319)	(11,174)
NON-GAAP NET INCOME	$133,687	$330,030

GAAP COST OF REVENUE	$787,239	$760,655
Share-based compensation (a)	(4,062)	(2,610)
Amortization of acquisition-related intangible assets (b)	(24,756)	(19,616)
NON-GAAP COST OF REVENUE	$758,421	$738,429

GAAP GROSS PROFIT	$545,002	$751,290
Share-based compensation (a)	4,062	2,610
Amortization of acquisition-related intangible assets (b)	24,756	19,616
NON-GAAP GROSS PROFIT	$573,820	$773,516

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$222,726	$198,829
Share-based compensation (a)	(21,043)	(15,675)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$201,683	$183,154

GAAP SALES AND MARKETING EXPENSES	$101,820	$76,972
Share-based compensation (a)	(9,535)	(6,257)
NON-GAAP SALES AND MARKETING EXPENSES	$92,285	$70,715

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$48,047	$48,669
Share-based compensation (a)	(6,770)	(5,488)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$41,277	$43,181

GAAP TOTAL OPERATING EXPENSES	$487,815	$326,116
Share-based compensation (a)	(37,348)	(27,420)
Amortization of acquisition-related intangible assets (b)	(13,681)	(1,646)
Impairment of acquisition-related intangible assets (c)	(61,000)	—
NON-GAAP TOTAL OPERATING EXPENSES	$375,786	$297,050

GAAP OPERATING INCOME	$57,187	$425,174
Cost of revenue adjustments (a) (b)	28,818	22,226
Operating expense adjustments (a) (b) (c)	112,029	29,066
NON-GAAP OPERATING INCOME	$198,034	$476,466

GAAP OTHER INCOME (EXPENSE), NET	$(23,570)	$(15,635)
Convertible debt interest (d)	22,134	20,964
NON-GAAP OTHER INCOME (EXPENSE), NET	$(1,436)	$5,329

GAAP NET INCOME	$39,025	$268,948
Cost of revenue adjustments (a) (b)	28,818	22,226
Operating expense adjustments (a) (b) (c)	112,029	29,066
Other income (expense) adjustments (d)	22,134	20,964
Income tax adjustments (e)	(68,319)	(11,174)
NON-GAAP NET INCOME	$133,687	$330,030

Diluted net income per share:
GAAP	$0.17	$1.14
Non-GAAP	$0.62	$1.44

Shares used in computing diluted net income per share:
GAAP	224,049	234,914
Non-GAAP (f)	216,842	229,508

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended
	March 29, 2015	March 30, 2014
SUMMARY RECONCILIATION OF DILUTED SHARES:

GAAP	224,049	234,914
Adjustments for share-based compensation	220	296
Offsetting shares from call options	(7,427)	(5,702)
Non-GAAP (f)	216,842	229,508

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the convertible senior notes, while our GAAP diluted shares exclude the anti-dilutive impact of these call options. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as share-based compensation, amortization of acquisition-related intangible assets, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc., FlashSoft Corporation, Schooner Information Technology, Inc., SMART Storage Systems and Fusion-io, Inc.

(c)	Impairment of acquisition-related in-process research and development intangible assets related to the acquisition of Fusion-io, Inc.

(d)
Incremental interest expense related to the non-cash economic interest expense associated with the convertible senior notes and the non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017.

(e)
Income taxes associated with certain non-GAAP to GAAP adjustments and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in our non-GAAP tax rate but not in our forecasted GAAP tax rate.

(f)	Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 29, 2015	December 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$649,940	$809,003
Short-term marketable securities	1,347,541	1,455,509
Accounts receivable, net	589,246	842,476
Inventory	713,053	698,011
Deferred taxes	162,298	180,134
Other current assets	290,908	214,992
Total current assets	3,752,986	4,200,125
Long-term marketable securities	2,396,950	2,758,475
Property and equipment, net	769,933	724,357
Notes receivable and investments in Flash Ventures	989,678	962,817
Deferred taxes	157,292	161,827
Goodwill	831,328	831,328
Intangible assets, net	437,858	542,351
Other non-current assets	125,196	108,677
Total assets	$9,461,221	$10,289,957

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$397,617	$404,237
Accounts payable to related parties	147,870	136,051
Convertible short-term debt (1)	880,653	869,645
Other current accrued liabilities	409,434	506,293
Deferred income on shipments to distributors and retailers and deferred revenue	255,102	274,657
Total current liabilities	2,090,676	2,190,883
Convertible long-term debt	1,211,097	1,199,696
Non-current liabilities	207,334	245,554
Total liabilities	3,509,107	3,636,133

Convertible short-term debt conversion obligation (1)	116,067	127,143

Stockholders’ equity:
Common stock	5,144,181	5,236,982
Retained earnings	876,252	1,499,149
Accumulated other comprehensive loss	(183,041)	(208,072)
Total stockholders’ equity	5,837,392	6,528,059
Non-controlling interests	(1,345)	(1,378)
Total equity	5,836,047	6,526,681
Total liabilities, convertible short-term debt conversion obligation and equity	$9,461,221	$10,289,957

(1)
The 1.5% Convertible Senior Notes due 2017 are convertible through June 30, 2015 as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture. Accordingly, the carrying value of the notes is reported as short-term debt as of March 29, 2015 and will remain so while the notes are convertible. The Convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended
	March 29, 2015	March 30, 2014
Cash flows from operating activities:
Net income	$39,025	$268,948
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(965)	6,951
Depreciation	69,081	60,089
Amortization	83,374	72,598
Provision for doubtful accounts	330	(547)
Share-based compensation expense	41,410	30,030
Excess tax benefit from share-based plans	(8,865)	(17,460)
Impairment and other	63,709	—
Other non-operating	(4,187)	1,020
Changes in operating assets and liabilities:
Accounts receivable, net	252,899	86,689
Inventory	(13,945)	(42,117)
Other assets	(94,673)	54,547
Accounts payable trade	(26,090)	(36,546)
Accounts payable to related parties	11,819	13,572
Other liabilities	(104,057)	(115,695)
Total adjustments	269,840	113,131
Net cash provided by operating activities	308,865	382,079
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(692,656)	(1,266,899)
Proceeds from sales of short and long-term marketable securities	1,045,097	1,015,605
Proceeds from maturities of short and long-term marketable securities	99,881	129,620
Acquisition of property and equipment, net	(98,287)	(34,517)
Notes receivable issuances to Flash Ventures	(100,499)	(24,352)
Notes receivable proceeds from Flash Ventures	89,693	24,352
Purchased technology and other assets	(1,500)	(869)
Acquisitions, net of cash acquired	—	2,368
Net cash provided by (used in) investing activities	341,729	(154,692)
Cash flows from financing activities:
Repayment of debt financing	(68)	—
Proceeds from employee stock programs	30,844	51,882
Excess tax benefit from share-based plans	8,865	17,460
Dividends paid	(64,503)	(51,560)
Share repurchases (1)	(783,899)	(114,452)
Net cash used in financing activities	(808,761)	(96,670)
Effect of changes in foreign currency exchange rates on cash	(896)	(25)
Net increase (decrease) in cash and cash equivalents	(159,063)	130,692
Cash and cash equivalents at beginning of period	809,003	986,246
Cash and cash equivalents at end of period	$649,940	$1,116,938

(1)	Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.

SanDisk Corporation
Preliminary Quarterly Metrics

Revenue Mix by Category (1)

% of revenue (unaudited)
Percentages may not add to 100% due to rounding

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	FY'14
Embedded (2)	20%	19%	24%	26%	25%	23%
Removable (3)	40%	40%	38%	33%	38%	38%
Client SSD Solutions (4)	22%	21%	17%	16%	13%	19%
Enterprise Solutions (5)	6%	8%	10%	15%	14%	10%
Other (6)	11%	12%	11%	10%	10%	11%
Total Revenue	100%	100%	100%	100%	100%	100%

(1)	Revenue by category is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)	Embedded includes products that attach to a host system board.

(3)	Removable includes products such as cards, USB flash drives and audio/video players.

(4)	Client SSD Solutions includes SSDs used in client devices and associated software.

(5)	Enterprise Solutions includes SSDs, system solutions and software used in datacenter applications.

(6)	Other includes wafers, components, accessories and license and royalty.

Revenue Mix by Channel

% of revenue (unaudited)

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	FY'14
Retail	35%	33%	32%	31%	35%	33%
Commercial (1)	65%	67%	68%	69%	65%	67%
Total Revenue	100%	100%	100%	100%	100%	100%

(1)	Commercial includes revenue from OEMs, system integrators, value-added resellers, direct sales and license and royalties.

SanDisk Corporation
Preliminary Quarterly Metrics

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15
Q/Q Change in ASP/Gigabyte	-3%	-16%	-3%	-4%	-10%
Y/Y Change in ASP/Gigabyte	-7%	-26%	-26%	-24%	-29%
Q/Q Change in Gigabytes Sold	-10%	+31%	+9%	+4%	-15%
Y/Y Change in Gigabytes Sold	+20%	+51%	+43%	+32%	+24%

Average GB/Unit Capacity	13.9	14.1	16.5	22.3	20.8

As of end of period:
Factory Headcount (1)(3)	1,366	2,874	3,276	3,284	3,149
Non-Factory Headcount (2)	4,490	4,664	5,461	5,412	5,490
Total Headcount (3)	5,856	7,538	8,737	8,696	8,639

(1)	Reflects SanDisk China and Malaysia factory employees, excluding temporary and contract workers.

(2)	Reflects SanDisk non-factory employees, excluding temporary and contract workers.

(3)	During fiscal 2014, 1,505 employees were converted from contractor to employee status in SanDisk's assembly and test facility in China.